Exhibit 4.3

NET2PHONE, INC.

REGISTRATION AGREEMENT

          THIS AGREEMENT is made as of March 11, 2005, between Net2Phone, Inc., a Delaware corporation (the “Company”), and each of the holders of Registrable Securities (as defined herein) who may from time to time become a party hereto pursuant to paragraph 5 below.

          The holders of Registrable Securities are parties to separate cable telephony agreements with the Company or one of its subsidiaries pursuant to which the Company or one of its subsidiaries provides an outsourced cable telephony solution to such holders’ cable systems. In order to induce the holders of Registrable Securities to enter into the cable telephony agreements, the Company agreed to issue to each party a warrant (each, a “Warrant”) to purchase common stock, par value $0.01 per share, of the Company (“Common Stock”) and to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 6 below.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.    Required Registration.

          (a)     Filing of Registration Statement. Subject to the provisions set forth in clause (b) below, as soon as practicable and within 90 days of the date hereof the Company shall file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (or successor or other appropriate form adopted by the Commission) pursuant to Rule 415 (or successor or similar rule adopted by the Commission) under the Securities Act of 1933, as amended (the “Securities Act of 1933”) that provides for the registration of resales and other transfers of the Registrable Securities (the “Registration Statement”) (the “Required Registration”) and all exhibits thereto. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933 as soon as practical after filing, and once effective, the Company shall cause such Registration Statement to remain continuously effective, including any required filing of an amendment or supplement thereto, for a period commencing on the date the Registration Statement is declared effective by the Commission and ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date each holder of Registrable Securities is free to resell the Registrable Securities pursuant to Rule 144(k) under the Securities Act of 1933 and (iii) may otherwise be sold by the holder thereof without restriction pursuant to Rule 144 under the Securities Act of 1933 (or any similar rule then in force) (the “Effective Period”).

          (b)     Company’s Right to Delay Registration. Notwithstanding clause (a) above, the Company may delay filing the Registration Statement, and may withhold its efforts to cause the Registration Statement to become effective, for the minimum period necessary in the reasonable good faith judgment of the Company, but in no event later than December 31, 2005, if the Company determines in reasonable good faith that such registration would reasonably be expected to (i) interfere with or adversely affect the negotiation or completion of any material transaction that is then being actively contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involves initial or continuing disclosure obligations that might have a material adverse effect on the business, operations or prospects of the Company or might not otherwise be in the best interests of the holders of the Company’s equity securities.

          (c)     Cooperation with the Company. Each holder of Registrable Securities agrees to use its reasonable best efforts to cooperate with the Company in all reasonable respects in connection with the Required Registration. Each holder of Registrable Securities also agrees to comply with all prospectus delivery requirements under the Securities Act of 1933.

          (d)     Eligibility. The Company represents, warrants and covenants that it currently is eligible to use Form S-3 under the Securities Act of 1933.

          (e)      Holdback. Each holder of Registrable Securities shall not, directly or indirectly, sell (including, without limitation, sales pursuant to Rule 144 of the Securities Act of 1933), offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer, distribute or dispose of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any registration statement filed by the Company under the Securities Act of 1933 for an underwritten offering, if the underwriters managing the registered public offering so request. If the underwriters so determine that the Holders will be locked up pursuant to this Section 1(e), the Company will use reasonable efforts to work with the Holders to obtain customary and reasonable exceptions to the lock-up from the underwriters. Notwithstanding the above, a holder or Registrable Securities shall be permitted to sell such securities in a private sale provided that such purchaser becomes expressly subject to the restrictions in this Section 1(e).

          2.     Registration Procedures. In connection with the Required Registration, the Company will:

          (a)     prior to the filing of the Registration Statement with the Commission, furnish to each holder of Registrable Securities, and their respective counsel, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents (including all exhibits to be filed with such Registration Statement) as such holder may reasonably request and to use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such reasonable comments as the holders of Registrable Securities or their counsel shall propose;

          (b)     notify each holder of Registrable Securities (i) when the Shelf Registration Statement and any amendments thereto have been filed with the Commission and (ii) if the Commission elects to review such Shelf Registration Statement;

          (c)     notify each holder of Registrable Securities of the effectiveness of the Registration Statement and prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the Effective Period;

          (d)     furnish to each seller of Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (e)     include information regarding the holders of Registrable Securities and the lawful methods of distribution they have elected for their Registrable Securities provided to the Company in writing as necessary to permit such distribution by the methods specified by such holders;

          (f)     notify each seller of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of 1933, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such prospectus and, subject to clause (a) above, file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each notice given pursuant to this subsection (f) shall be accompanied by an instruction to suspend the use of the prospectus included in the Registration Statement until the Company shall have remedied the basis for such suspension. The Company will promptly notify the holders of Registrable Securities after it has determined in good faith that sales of Registrable Securities have become permissible and will promptly deliver copies of the Registration Statement and the prospectus (as so amended or supplemented, if applicable) to holders of Registrable Securities in accordance with subsection (d) above;

          (g)     notify each holder of Registrable Securities of any written request by the Commission for any amendment or supplement to the Registration Statement or the prospectus included in the Registration Statement or for additional information related to any such amendment or supplement or the receipt by the Company of written notice from the Commission of the institution or threatening of any proceeding for that purpose;

          (h)     notify each holder of Registrable Securities of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of any related offering document or the receipt by the Company of notice from the Commission of the institution or threatening of any proceeding for such purpose and, if issued, to use best efforts to obtain as soon as possible the withdrawal thereof;

          (i)     notify each holder of Registrable Securities of the receipt by the Company of any written notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction, or the receipt by the Company of written notice from the applicable governmental authority of the institution or threatening of any proceeding for such purpose and, if issued, to use best efforts to obtain as soon as possible the withdrawal thereof;

          (j)     use its best efforts to cause all such Registrable Securities to be listed on the Nasdaq National Market or other stock exchange or trading or quotation system on which the Common Stock then trades or is quoted;

          (k)     otherwise use best efforts to comply with the rules and regulations of the Commission and any such stock exchange or trading or quotation system contemplated by clause (i) above;

          (l)     use best efforts to register or qualify the Registrable Securities for sale under the laws of any state in the United States of America as any seller of Registrable Securities shall reasonably request in writing and take such actions as may be reasonably necessary or advisable to enable such seller to consummate the disposition in such state of Registrable Securities owned by such seller; and

          (m)     cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legend and registered in such names as the holders of Registrable Securities may reasonably request in connection with the sale of Registrable Securities.

If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Registration Statement, the Effective Period shall automatically be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the holders of Registrable Securities shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions or they otherwise receive notice from the Company that a suspension is no longer in effect.

The Company’s transfer agent and registrar is American Stock Transfer & Trust Company and the CUSIP number for its common stock is 64108N106.

          3.     Registration Expenses.

          (a)     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company.

          (b)     To the extent Registration Expenses are not required to be paid by the Company, each holder of Registrable Securities included in the Registration Statement hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered. For the avoidance of doubt, all selling commissions and discounts applicable to the sales of Registrable Securities and all fees and disbursements of counsel for the holders of Registrable Securities shall be borne by the seller of Registrable Securities incurring any such commissions, discounts, fees and disbursements.

          4.     Indemnification.

          (a)     The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers, directors and employees and each Person who controls such holder (within the meaning of the Securities Act of 1933) against all losses, claims, actions, damages, liabilities and expenses (collectively, “Losses”) to which any such person may become subject which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus included in the Registration Statement or preliminary Prospectus or any amendment thereof or supplement thereto (a “Prospectus”) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, and to pay to each holder of Registrable Securities, its officers, directors and employees and each Person who controls such holder (within the meaning of the Securities Act of 1933), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of a Prospectus after the Company has furnished such holder with sufficient copies of the same. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

          (b)     In connection with the Registration Statement, each seller of Registrable Securities shall furnish to the Company in writing such information, questionnaires and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act of 1933) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, but only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is contained, or should have been contained, in any information, questionnaire or affidavit so furnished in writing by such seller; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that the seller has furnished in writing to the Company prior to the filing of the Registration Statement or any Prospectus or amendment or supplement thereto information expressly for use in the Registration Statement or any Prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein. The obligation to indemnify hereunder by any seller of Registrable Securities shall be individual, not joint and several, for each seller and shall be limited to the aggregate gross proceeds after selling commissions and discounts, but before expenses to such seller from the sale of Registrable Securities pursuant to the Registration Statement.

          (c)     Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is so assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnifying party shall not, without the prior written consent of the indemnified parties (but such consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Losses, unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all such Losses and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party.

          (d)     If the indemnification provided for in this paragraph 4 is unavailable to an indemnified party or is otherwise unenforceable with respect to any Loss referred to herein, then the indemnifying party shall contribute to the amounts paid or payable to such indemnified party as a result of such Loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the aggregate gross proceeds after selling commissions and discounts, but before expenses received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or by the indemnified party on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the Losses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. Notwithstanding the provisions of this paragraph, an indemnifying party that is a seller of Registrable Securities shall not be required to contribute any amount in excess of the aggregate gross proceeds after selling commissions and discounts, but before expenses received by such indemnifying party. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          5.     Additional Parties; Joinder. The Company may permit any Person,who enters into a cable telephony agreement with the Company or one of its subsidiaries before December 31, 2004 and is issued a Warrant in connection therewith, to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto, and upon the execution and delivery of the joinder by such Person, such Person shall for all purposes be a “holder of Registrable Securities” under this Agreement with respect to the shares of Common Stock issued or issuable pursuant to such Warrant.

          6.     Definitions

          (a)     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

          (b)     “Registrable Securities” means (i) any Common Stock issued or issuable pursuant to a Warrant and (ii) any securities of the Company (or its successors)issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (A) have been distributed to the public pursuant to a an effective Registration Statement(B) may be sold by the holder thereof pursuant to Rule 144(k) under the Securities Act of 1933 or (C) may otherwise be sold by the holder thereof without restriction pursuant to Rule 144 under the Securities Act of 1933 (or any similar rule then in force) or repurchased.

          7.     Exchange Act Compliance. With a view to making available to holders of Registrable Securities and each of their respective affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, the Company covenants and agrees to use its best efforts to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning the Company during the Effective Period; and (ii) furnish to each holder of Registrable Securities upon request, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act and, (B) such other information as may be reasonably requested in order to avail such holder and its affiliates of Rule 144 or Form S-3 with respect to such Registrable Securities.

          8.     Miscellaneous.

          (a)     Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

          (b)     Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (c)     Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

          (d)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (e)     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (f)     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (g)     Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

          (h)     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each holder of Registrable Securities at the address indicated on the Schedule of Holders and to the Company at the address indicated below:

Net2Phone, Inc.
520 Broad Street
Newark, NJ 07102
Attn: Ken Kaplan, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (i)     Party of Rights. The registration rights granted to the holders of the Registrable Securities hereunder are not intended by the parties hereto to be senior to any of the registration rights previously granted, or granted in the future, to holders of the Company’s capital stock, but rather to rank on a pari passu basis with such rights. The parties hereto agree to interpret the terms of this Agreement in a manner consistent with the foregoing intention.

          (j)     Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

          (k)      No Inconsistent Agreement. The Company represents and warrants that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company will not after the date of this Agreement enter into any agreement with respect to its securities or any amendment to such an agreement that conflicts with the rights granted in this Agreement.

          (l)      Further Assurances. The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement, including making any necessary or required filings, and obtaining any necessary or required approvals.

* * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NET2PHONE, INC.

By:      /s/  Stephen Greenberg
Its:      Chairman

SCHEDULE OF HOLDERS

Name	Address	No. of Registrable Securities

Atlantic Broadband Finance, LLC, a DE limited liability company	1 Batterymarch Park Suite 405 Quincy, MA 02169	1,083,438

S-1

EXHIBIT A

REGISTRATION AGREEMENT

Joinder

          The undersigned is executing and delivering this Joinder pursuant to the Registration Agreement dated as of March 11, 2005 (as the same may hereafter be amended, the “Registration Agreement”), between Net2Phone, Inc., a Delaware corporation (the “Company”), and the other party thereto.

          By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to and to be bound by all the provisions of the Registration Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original party to the Registration Agreement, and the 1,083,438 shares of Common Stock issued or issuable pursuant to the undersigned’s Warrant dated March 11, 2005 shall be included as Registrable Securities under the Registration Agreement.

          Accordingly, the undersigned has executed and delivered this Joinder as of the 11th day of March 2005.

/s/
Signature of Stockholder

Atlantic Broadband Finance, LLC
Print Name of Stockholder

A-1